CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information, both included in Post-Effective Amendment Number 78 to the Registration Statement (Form N-1A, No. 2-52242) of Touchstone Investment Trust and to the use of our report dated November 9, 2001, incorporated therein.


                                    /s/ Ernst & Young LLP
                                    ERNST & YOUNG LLP

Cincinnati, Ohio
January 24, 2002